EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the joint proxy statement/prospectus on Form S-4 of Mobile Infrastructure Corporation of our report dated March 31, 2021 relating to the financial statements of Mobile Infrastructure Corporation (formerly The Parking REIT, Inc.), which appears in the joint proxy statement/prospectus. We also consent to the reference to us under the heading “Experts” in such joint proxy statement/prospectus.

/s/ RBSM LLP

New York, NY

January 13, 2023